                 ------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549
                             -----------------------

                         POST EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                           --------------------------
                              HECLA MINING COMPANY
             (Exact name of registrant as specified in its charter)

             Delaware                                        82-0126240
    (State or other jurisdiction of                       (I.R.S. Employer
    incorporation or organization)                      Identification Number)

         6500 Mineral Drive                                  83815-8788
        Coeur d'Alene, Idaho                                 (Zip Code)
(Address of principal executive offices)


                              HECLA MINING COMPANY
                            1995 STOCK INCENTIVE PLAN
                            (Full title of the Plan)
                            ------------------------
                                Michael B. White
                              Hecla Mining Company
                  Vice President - General Counsel & Secretary
                               6500 Mineral Drive
                        Coeur d'Alene, Idaho  83815-8788
                                 (208) 769-4100
            (Name, address and telephone number of agent for service)

                                    Copy to:
                         Wachtell, Lipton, Rosen & Katz
                               51 West 52nd Street
                            New York, New York  10019
                                 (212) 403-1000
                         Attention:  David A. Katz, Esq.

                         CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------
                      Proposed Maximum        Proposed Minimum    Amount Of         Amount Of
Title Of Securities   Amount To Be            Offering Price      Aggregate         Registration
To Be Registered      Registered              Per Share           Offering Price    Fee
-------------------------------------------------------------------------------------------------
 Common Stock,
$.25 par value (1)    1,000,000 shares (2)    $ 2.625 (3)         $2,625,000 (3)    $730.00

-------------------------
1. This Registration Statement also pertains to Hecla Mining Company's Preferred Share Purchase Rights (the "Rights"). Until the occurrence of certain prescribed events, the Rights are not exercisable, are evidenced by the certificates for the Common Stock and will be transferred along with and only with such securities. Thereafter, separate Rights certificates will be issued representing one Right for each share of Common Stock held, subject to adjustment pursuant to anti-dilution provisions.

2.    Plus  such  indeterminate number of shares as may  be  issued  to  prevent dilution resulting from stock splits, stock dividends or similar transactions in accordance with Rule 416 under the Securities Act of 1933.

3. Pursuant to Rule 457(h) and Rule 457(c) under the Securities Act of 1933, the registration fee is based on the reported average of the high and low prices for the Registrant's Common Stock on the New York Stock Exchange on March 31, 1999.

  This registration statement is being filed for the purpose of registering in accordance with Instruction E of Form S-8 an additional 1,000,000 shares of common stock, par value $.25, to be issued pursuant to the 1995 Stock Incentive Plan of Hecla Mining Company (the "Company"). The contents of the Company's registration statement on Form S-8, filed on June 9, 1995, (Registration No. 33-60095) are incorporated herein by reference.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.     EXHIBITS

     EXHIBIT NUMBER            DESCRIPTION OF EXHIBITS

          4             The Company's amended 1995 Stock Incentive Plan

          5             Opinion of Counsel

          23.1          Consent of Independent Public Accountants

          23.2          Consent of Counsel (contained in exhibit 5)

                                   SIGNATURES

    THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Coeur d'Alene, State of Idaho, on April 7, 1999.

                              HECLA MINING COMPANY


                              By   /s/ Arthur Brown
                                -----------------------------------
                                  Arthur Brown, Chairman, President
                                   and Chief Executive Officer

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on April 7, 1999.



/s/ Arthur Brown                                 /s/ Leland O. Erdahl
------------------------------------             ------------------------------
Arthur Brown                                     Leland O. Erdahl
Chairman of the Board and Director               Director
(principal executive officer)

/s/ John P. Stilwell                             /s/ Charles L. McAlpine
------------------------------------             ------------------------------
John P. Stilwell                                 Charles L. McAlpine
Vice President - Chief Financial Officer         Director
(principal financial officer)

/s/ Lewis E. Walde                               /s/ Jorge E. Ordonez
-----------------------------------              ------------------------------
Lewis E. Walde                                   Jorge E. Ordonez
Assistant Controller                             Director
(principal accounting officer)

/s/ John E. Clute                                /s/ Ted Crumley
------------------------------------             ------------------------------
John E. Clute                                    Ted Crumley
Director                                         Director

/s/ Joe Coors, Jr.                               /s/ Thomas J. O'Neil
------------------------------------             ------------------------------
Joe Coors, Jr.                                   Thomas J. O'Neil
Director                                         Director

/s/ Paul A. Redmond
-----------------------------------
Paul A. Redmond
Director

                                  EXHIBIT INDEX


  EXHIBIT NUMBER         DOCUMENT DESCRIPTION

     4              The Company's amended 1995 Stock Incentive Plan

     5              Opinion of Counsel

     23.1           Consent of Independent Public Accountants